UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(A)

Of the Securities Exchange Act of 1934

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First Community Bank Corporation of America

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2008

To our Shareholders:

The 2008 Annual Meeting of Shareholders of First Community Bank Corporation of America is being held at our headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782, on Monday, May 12, 2008 at 5:00 p.m. local time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. The directors and officers of First Community Bank Corporation of America, as well as a representative of the accounting firm Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to respond to your questions. During the informal portion of the Annual Meeting, we plan to highlight some of our achievements in 2007, as well as share our goals and challenges for 2008.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and signing the enclosed Proxy Card. Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all the employees of First Community Bank Corporation of America, we look forward to seeing you at the Annual Meeting.

Sincerely,

Kenneth P. Cherven
President and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2008

The 2008 Annual Meeting of Shareholders (“Annual Meeting”) of First Community Bank Corporation of America (“First Community”) will be held at our headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782 on May 12, 2008, beginning at 5:00 p.m., local time. At the Annual Meeting, shareholders will act on the following items:

Proposal 1	—	To fix the number of directors to serve on the Board for the ensuing year at eleven;

Proposal 2	—	The election of nine members of the Board of Directors, each for one-year terms;

Proposal 3	—	The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposals 1, or 2; and

To transact any other business that properly comes before the Annual Meeting, or at any adjournment thereof.

All holders of record of shares of First Community at the close of business on March 14, 2008, are entitled to vote at the Annual Meeting or at any adjournments thereof.

By Order of the Board of Directors,

Kenneth P. Cherven
President and Chief Executive Officer

Pinellas Park, Florida

April 4, 2008

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement and the accompanying Proxy Card are being furnished to shareholders of record as of the close of business on March 14, 2008, in connection with the solicitation of proxies by the Board of Directors of First Community Bank Corporation of America (“First Community”) for the 2008 Annual Meeting (“Annual Meeting”). Our Form 10-K, which includes the consolidated financial statements for the fiscal year ended December 31, 2007, accompanies this Proxy Statement, which is first being mailed to shareholders on or about April 4, 2008.

Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting. To vote by proxy, please indicate your preferences in the spaces provided on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. If you do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

In order for us to have a quorum present to convene the Annual Meeting, it is important that your proxy be returned promptly. Therefore, whether or not you plan to be present at the Annual Meeting, please complete, sign and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope.

When and where is the Annual Meeting being held?

➢	Monday, May 12, 2008

➢	5:00 p.m.

➢	First Community’s headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782

What matters are being considered and what is the recommendation of our Board?

The Board recommends that you vote:

▶ FOR	–	Proposal 1 – to set the number of directors to serve for the ensuing year at eleven;

▶ FOR	–	Proposal 2 – the election of nine director nominees;

▶ FOR	–	Proposal 3 – the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve the foregoing matters.

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If you do not indicate a preference on your proxy card, the proxy holders will vote in accordance with the Board’s recommendations. Although the Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting, execution of the enclosed Proxy Card confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

VOTING PROCEDURES

Who is entitled to vote at our Annual Meeting and what constitutes a quorum?

Only holders of record of our common stock at the close of business on March 14, 2008, the shareholder record date, will be entitled to vote at the Annual Meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitute a quorum. On the record date, there were 4,111,121 shares of First Community’s common stock outstanding.

What are the voting rights of our shareholders?

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Since there are nine individuals running for a like number of director seats, as long as each director receives one vote and there is a quorum for the Annual Meeting, the director nominees will be elected. Our Bylaws do not have a majority vote requirement and provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares he or she owns for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect under the Act.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held.

Shares Held of Record. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, dating, signing, and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

Shares Held in Brokerage Accounts. If you own shares through a brokerage firm (e.g., shares held in “street name”), you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your broker on how your shares are to be voted. As with a

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Proxy Card, you may vote your shares by completing, dating, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customer’s shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Proposal 1 is considered to be a non-routine matter being voted upon at this Annual Meeting. We encourage you to provide instructions to your brokerage firm as to how your proxy should be voted. This ensures your shares will be voted at the Annual Meeting.

Who can attend our Annual Meeting?

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Can I change my vote after I mail my proxy card?

Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.

Who are the largest owners of our stock?

There are no shareholders known to us to be the beneficial owners of 5% or more of the outstanding shares of First Community common stock as of the record date, other than members of management as disclosed in the table on page 12.

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CORPORATE GOVERNANCE

The Securities and Exchange Commission and the Nasdaq stock market (“NASDAQ”) have regulations and listing requirements that govern the corporate practices of NASDAQ listed companies such as First Community. Our Board of Directors has determined that a majority of our directors are independent in accordance with the standards of the Securities and Exchange Commission and NASDAQ Capital Market.

In determining whether a director is independent under applicable independence requirements, our Board of Directors considered any transactions and relationships between the director (and any member of his or her immediate family or affiliates) and First Community (and its subsidiaries and affiliates). Our Board of Directors also examined any transactions and relationships between directors and their affiliates and members of our senior management team and any member of their immediate family or affiliates. Since banking is a significant portion of our business, our Board of Directors determined that a director’s independence is not affected where there is a loan between a subsidiary bank and the director, and that loan is performing in accordance with its contractual terms and has not been adversely classified or specially mentioned by any bank examiners.

BOARD AND COMMITTEES

First Community’s Board of Directors is composed of: Brad Bishop, Kenneth P. Cherven, Kenneth Delarbre, Edwin C. Hussemann, Kenneth Faliero, James Macaluso, David K. Meehan, Robert G. Menke and Robert M. Menke.

First Community’s Board of Directors has five standing committees: the Audit Committee, Compensation Committee, Nominating Committee, Executive Committee, and the Corporate Governance Committee. The Board of Directors meets monthly. No director attended fewer than 75% of the Board and Committee Meetings in which he was eligible to participate in 2007. Directors receive $600 per meeting, with no additional fee paid to the Chairman. Committee members are compensated $300 per Board Committee meeting attended except for the Audit Committee. Members of the Audit Committee receive $600 per meeting attended, with the Chairman receiving $800 per meeting.

The Board of Directors of First Community Bank of America (“First Community Bank”) is divided into two committees: Asset/Liability and the Loan Committee. All members of First Community Bank’s Board of Directors serve on the Loan Committee. Members of the Asset/Liability Committee receive $300 per meeting attended, and Members of the Board receive $150 per Loan Committee meeting attended. No additional fees are paid to their respective Chairmen.

Board members of First Community Bank receive $600 per meeting attended, with the Chairman receiving $800 per meeting. The Bank also has Regional Boards for its Pinellas County, Pasco County, Hillsborough County and Charlotte County markets. Regional Board members receive $300 per meeting, with no additional fees paid to their respective Chairmen. Regional Board members for Pasco County received no fees in 2007.

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The composition of and number of meetings held by each committee of First Community in 2007 is reflected in the following table:

Board Member	Audit	Nominating	Executive	Corporate Governance	Compensation
Kenneth P. Cherven			X	X
Brad Bishop		X		X
Kenneth Delarbre	X	X		X
Edwin C. Hussemann	X
James Macaluso	Chair	X	X		X
David K. Meehan			X	Chair	X
Robert G. Menke	X	Chair
Robert M. Menke			Chair		Chair
Meetings in 2007	4	2	4	1	1

The Board Committees were established in 2003, following our listing on the NASDAQ SmallCap market, now known as the “NASDAQ Capital Market”. The Board Committees and their responsibilities are as follows:

The Audit Committee’s responsibilities are outlined in its Charter, which was included in the 2007 Proxy Statement as Exhibit 1. The composition of the Audit Committee was examined during the year by the Board of Directors in light of the NASDAQ Capital Market and Securities Exchange Commission rules requiring that all members of the Audit Committee be “independent directors”. Based upon this examination, the Board determined that all of the members of our Audit Committee qualify as “independent directors” within the meaning of these rules. Director James Macaluso, an accountant with extensive bank management and auditing experience, has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by Securities Exchange Commission Rules. Accordingly, the Board has designated him to hold that position. Please see the Report of the Audit committee on page 6 of this Proxy Statement.

The Nominating Committee meets as needed and is responsible for recommending the number of directors to serve for the ensuing period, recommending the number of directors to be elected by the shareholders, and for selecting the management nominees for election as directors. Non-management directors are considered for nomination by the full Board. The Nominating Committee’s responsibilities are outlined in its Charter, which was included in the 2007 Proxy Statement as Exhibit 2. The members are “independent” under the listing standards contained in the NASDAQ Capital Market rules. First Community does not have any procedures or policies for considering shareholder nominations, but will consider shareholder nominations on a case-by-case basis.

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The Executive Committee meets as needed and has all the authority of the Board of Directors when the Board of Directors is not in session, except as specially limited by the Board or the Florida Statutes. The Executive Committee is responsible for reviewing performance incentives, stock options, and strategic business planning. The Executive Committee does not operate pursuant to a Charter.

The Corporate Governance Committee meets at least annually and is responsible for overseeing NASDAQ’s Corporate Governance rules, evaluating director performance, and overseeing the Ethics Policy and the Whistleblower Policy. The Corporate Governance Committee’s responsibilities are outlined in its Charter, which was included in the 2007 Proxy Statement as Exhibit 3.

The Compensation Committee reviews and serves with regard to compensation and personnel policies, programs and plans, including management development and succession, and to approve executive compensation and employee benefit programs. The members are “independent” under the listing standards contained in the NASDAQ Capital Market rules. The Compensation Committee’s responsibilities are outlined in its Charter, which is included in this Proxy Statement as Exhibit A. For further information regarding the Compensation Committee, please see Executive Compensation and the Compensation Committee Report found elsewhere in this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

The audit functions of the Audit Committee are primarily focused on three areas:

¡	The adequacy of the internal controls and financial reporting process of First Community and First Community Bank (collectively the “Company”) and the reliability of the Company financial statements.

¡	The performance of the Company internal auditors and the independence and performance of the Company independent auditors.

¡	The Company’s compliance with legal and regulatory requirements.

The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews their performance, fees and independence from management.

The Audit Committee met with management periodically to consider the adequacy of the Company internal controls and the objectivity of their financial reporting. The Audit Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel.

The Audit Committee meets regularly with the independent auditors without the presence of management. The independent auditors have unrestricted access to the Audit Committee.

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Management has primary responsibility for the Company financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America. The independent auditors discuss any issues they believe should be brought to the Audit Committee’s attention.

This year, the Audit Committee reviewed the Company audited financial statements as of and for the fiscal year ended December 31, 2007, and met with both management and the Company independent auditors to discuss those financial statements. Management has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from and discussed with its independent auditors, Hacker, Johnson & Smith, P.A., the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit Committee also discussed with Hacker, Johnson & Smith, P.A., any matters required to be discussed by Statement on Auditing Standards No. 61. (Communication with Audit Committees).

Based on these reviews and discussions, the members of the Audit Committee (Chairman Kenneth Delarbre, and Directors Kenneth Faliero, Edwin C. Hussemann, and James Macaluso) submitted their report and recommended to the Board that the Company audited financial statements be included in First Community’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

PROPOSAL 1 - INCREASING THE NUMBER OF BOARD SEATS FOR THE ENSUING

YEAR TO ELEVEN

Our Bylaws require that the Board of Directors consist of not less than one nor more than fifteen members. The Board of Directors is presently comprised of nine members all of whom have been nominated by the Board to stand for election at the Annual Meeting. Directors are each elected for a one-year term and serve until their successors are elected and installed. Our Bylaws also provide that our shareholders shall determine at the annual meeting the number of directorships for the ensuing year and that such number may be greater than the actual number of directors to be elected at the annual meeting. Any vacancies thus created may be filled during the year by the Board of Directors at their discretion, to hold office until the next annual meeting of shareholders.

The Board of Directors believes that the current regulatory and business climate requires additional flexibility in order to take advantage of qualified independent individuals who may become interested and available to serve on our Board of Directors. The NASDAQ rules regarding the establishment of a number of Board Committees and the independence rules of the Securities and Exchange Commission, as well as NASDAQ, from a practical standpoint, dictate

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that the First Community Board be somewhat larger than its current nine members. The Board of Directors believes that eleven directors would be an effective number, but at the present time, has not identified the two qualified individuals to fill those seats.

Potential Negative Effects of the Proposal

The appointment of up to two additional directors to the Board of Directors during the ensuing year would be entirely in the discretion of the current Board. They would have the ability to appoint persons whom you or the other shareholders might not otherwise have voted for. Shareholders will, however, have the opportunity to vote on any new directors appointed to the Board at the next annual meeting should they be re-nominated.

The Board of Directors has carefully considered the potential adverse effects of this Proposal, and has unanimously concluded that any such risk is substantially outweighed by the increased flexibility and competitive advantage which the Proposal will afford First Community and its shareholders.

The Board of Directors Recommends that the Shareholders

Vote “For” Increasing the Number of Board Seats for the Ensuing Year to Eleven.

PROPOSAL 2 - ELECTION OF DIRECTORS

The nine nominees named herein have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

Information relating to the business experience and age of each director nominee is set forth below. We have also included the same information for non-director executive officers.

Brad Bishop, age 65, was elected to the Board of First Community and First Community Bank in April 2005. He is also Chairman of the Bank’s Charlotte County Region. Mr. Bishop is originally from Shelbyville, Indiana and has been a resident of Charlotte County and Southwest Florida since 1960. Mr. Bishop graduated from Florida State University and spent 26 years in the banking business, including 16 years as CEO and President of the Port Charlotte Bank and Trust Company which became the SunTrust Bank of Charlotte County. He has been active in the Florida Bankers Association, Bank Administration Institute, and the American Bankers Association, as well as many local charities and civic organizations. Mr. Bishop has been with RE/Max Harbor Realty since 1995 as a Commercial Realtor, where he has remained active in both commercial and residential sales. He holds a Florida General Contractors license and is currently a partner of the new professional center called Central Park that is located in Port Charlotte. He also is a partner in the Riverside RV Resort and Campground which is located on the Peace River.

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Kenneth P. Cherven, age 48, is President, Chief Executive Officer and Director of First Community and is Chief Executive Officer and Director of First Community Bank. Mr. Cherven also serves as an Advisory Director of the Pinellas, Pasco, Charlotte and Hillsborough County Regions. Mr. Cherven has been our President and Chief Executive Officer since July 2000, but has been in banking in Florida since 1981. Mr. Cherven has served as President and Chief Executive Officer of two local and regional banks—first at Gulf Bank where he served from 1989 to 1993 and then at Premier Community Bank, where he served from 1994 to 1999. Mr. Cherven has a MBA degree in Business from the University of Tampa and a Bachelor’s degree in Finance from Florida Southern College. Mr. Cherven serves as an adjunct Professor for the Graduate School of Banking at Louisiana State University, where he also serves as Trustee. Mr. Cherven is Chairman of the Foundation Board of St. Petersburg College, and serves on the College’s Advisory Board for the new Banking Program, which he was instrumental in establishing.

Kenneth Delarbre, age 65, has served as a Director of First Community Bank since November 2004 and was elected to the Board of First Community in April 2005. He is a Certified Public Accountant, initially with the Florida-based firm of Morrison & Delarbre, P.A., in Tampa/Clearwater from 1971 to 1995, and since has been with Kenneth Delarbre & Company, P.A. since 1995 to date. He is the managing shareholder of the Clearwater, Florida office for Kenneth Delarbre & Company, P. A. He is a member of the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA). Mr. Delarbre has been in banking in Florida since 1988, serving as Chairman of the Board and Chief Executive Officer of Gulf Bank from 1989 to 1993; as a Director of SouthTrust Bank, N.A. from 1993 to 1999; as an advisory Director of Florida Bank, N.A. from early 2000 to January 2003; as a Director and member of the Audit Committee of Florida Bank, N.A. from February 2003 to December 2003; and as a Director and member of the Audit Committee of Florida Bank, Inc. (the holding company) from January 2004 to July 2004 when the Florida Bank, Inc. was sold to the South Financial Group in South Carolina.

Kenneth F. Faliero, age 67, is a Director of First Community and First Community Bank. Mr. Faliero has served in these positions since July, 2007. He is also Chairman of the Bank’s Hillsborough County Region. Mr. Faliero is a retired banker with over 45 years in the industry. He has been in banking in Florida since 1978 having served as Executive Vice President and Chief Operating Officer for Exchange Bank from 1978 to 1983; the bank was sold to NCNB and Mr. Faliero served as Executive Vice President and Regional Executive for West Florida from 1983 to 1984. Mr. Faliero was Executive Vice President and Regional Executive for Central Florida with Florida National Bank from 1984 to 1988, and served as Executive Vice President and Chief Credit Officer for SouthTrust Bank from 1988 until his retirement in 2005.

Edwin C. Hussemann, age 61, is a Director of First Community and First Community Bank. Mr. Hussemann was first elected to in these positions in 1995. He is a Certified Public Accountant. For the last 35 years, Mr. Hussemann has served as Chief Financial Officer of Bankers Insurance Group, Inc., as well as at several of its subsidiaries. He is a member of the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA).

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James Macaluso, age 64, is a Director of First Community and First Community Bank, commencing his positions in January, 1999. He is also a Director and Chairman of the Bank’s Pinellas County Region. Since 1991, Mr. Macaluso has been an accountant and President of Macaluso & Company, P.A., in St. Petersburg, Florida. Mr. Macaluso is a former member of the Board of Directors of Marine Bank of St. Petersburg, Florida, where he served for 12 years. At Marine Bank he also served as Chairman of the Audit Committee. Mr. Macaluso is a 1970 graduate of the University of South Florida where he was a member of the Gold Key Honor Society and a member of the Honor Society of Phi Kappa Phi.

David K. Meehan, age 60, is a Director and Vice Chairman of First Community and First Community Bank. He has served in these positions since 1995. Mr. Meehan is also Chairman of the Bank’s Pasco County Region. He joined the organizers of Bankers Insurance Group, Inc. in 1976 as Corporate Secretary and was appointed its President in 1979. He is currently President of Bankers Financial Corporation, and Chairman of the Board and President of Bankers Insurance Company, First Community Insurance Company, and Bankers Life Insurance Company. In 1999, Mr. Meehan was appointed by Florida Governor Jeb Bush as Commissioner of the Florida Fish and Wildlife Conservation Commission. He was reappointed by the Governor in July 2002 to serve another 5-year term. Mr. Meehan has served on the Boards of Governors of the Florida Joint Underwriting Association, the Florida Insurance Council, the Florida Property and Casualty Joint Underwriting Association, Insurance Management Solution Group, Inc. and the Florida Residential Property and Casualty Joint Underwriting Association. Mr. Meehan is also a member of the Florida State University Alumni and Advisory Board, past National Flood Insurance Chairman, and past Chairman and President of the Florida Association of Domestic Insurance Companies.

Robert G. Menke, age 45, is a Director of First Community and First Community Bank. He was first elected to these positions in 2000. Mr. Menke is the son of Robert M. Menke, our Chairman. He is currently President and co-owner of Riscserv, LLC, an insurance outsourcing and software provider. Prior to that, from 1999 to 2002, Mr. Menke was with Bankers Insurance Group, where he served as President and Chief Executive Officer of P&C Companies. From 1996 to 1999, he served as Executive Vice President and Chief Operations Officer at Bankers Insurance Group, Inc. Mr. Menke has an MBA from the University of South Florida.

Robert M. Menke, age 74, is Chairman of the Board of First Community and is a Director of First Community Bank. He has served in these positions since 1995. Mr. Menke founded Bankers Insurance Group in 1976 and, has been its Chairman of the Board since inception. Mr. Menke was honored as “Insurance Man of the Year” in 1986 by the Florida Association of Domestic Insurance Companies. Mr. Menke is also a member of the Property & Casualty Insurance Association of America. He is currently a director of Bankers Financial Corporation, Bankers Specialty Insurance Company, First Community Insurance Company, Bankers Life Insurance Company and Bankers Insurance Company.

The Board of Directors Recommends that the Shareholders

Vote “For” the Election of the Nine Director Nominees.

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Non-Director

Executive Officers

First Community Executive Officers

Stan B. McClelland, age 56, is Chief Financial Officer for First Community. He joined First Community Bank in August 2006 as Chief Financial Officer, and was appointed Chief Financial Officer of First Community in January 2007. From 1998 to August 2006 Mr. McClelland was with Certegy Payment Services as Director of Cost Development, Pricing and Finance. Prior to that he served 19 years as Finance Officer with Barnett Banks, Inc. and the former NCNB National Bank /nka Bank of America. Mr. McClelland has a Bachelor’s degree in Business Management from North Carolina State University.

First Community Bank Executive Officers

Scott C. Boyle, age 53, is Regional President of Pinellas County. Mr. Boyle has served in that capacity since January 1999. Mr. Boyle has worked in banking in Florida since 1977. From June 1990 to January 1999, Mr. Boyle was with First Central Bank in St. Petersburg, Florida, as Senior Vice President-Commercial Lending. Mr. Boyle has a Bachelor’s degree in Business and Finance from the University of Florida and is a graduate of the School of Banking of the South at LSU. Mr. Boyle is an officer of the Kiwanis Club of St. Petersburg, is an active member of the St. Petersburg Chamber of Commerce and the Suncoasters, and serves as a director of Neighborhood Lending Partners, a lending consortium providing low-moderate income housing units throughout Florida.

Michael J. Bullerdick, age 54, is Regional President of Charlotte County. Mr. Bullerdick has been in that position since March 2003. Mr. Bullerdick has 31 years of banking experience, and has worked in banking in Florida since 1981. Prior to joining First Community Bank, Mr. Bullerdick was employed with SunTrust Bank for nine years. His last position with SunTrust Bank was Senior Vice President-Commercial Banking. From 1989 to 1993 he was employed as Head of Commercial and Residential Lending for Century Bank. Mr. Bullerdick has a Bachelor’s degree in Business Administration from Ferris State University and an MBA in Finance from the University of Sarasota. In 2007, Mr. Bullerdick was appointed by Florida Governor Charlie Crist to a three-year term on the Board of Governors of the Tampa Bay Area Regional Transportation Authority (TBARTA). Mr. Bullerdick also serves on the Government Affairs Committee of the Charlotte County Chamber of Commerce, is a graduate of Leadership Sarasota, and serves on local, not-for-profit Boards.

Ralph W. Cumbee, age 51, is Regional President of Pasco County. He has served in that capacity since June 2006. Mr. Cumbee has worked in banking since 1987. From December 1993 to June 2006, Mr. Cumbee was with the First National Bank of Pasco as Executive Vice President and Chief Lending Officer. Mr. Cumbee has a Bachelor’s degree in Finance from the University of South Florida, and is a graduate of the Graduate School of Banking of the South at LSU. He also holds a Professional Masters of Banking from the Executive Banking Institute. Mr. Cumbee is a Board member of Workforce Housing Ventures, a non-profit focused on providing affordable housing, and serves as Vice-Chair. He is also the Scout Master of Troop 402 and is active in the Dade City Rotary Club, and Dade City Chamber of Commerce.

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Siede T. (“Sie”) Kamide, age 51, is Regional President of Hillsborough County. He has served in that capacity since April 2004. Mr. Kamide has worked in banking since 1979 and worked in various capacities in Florida banking since 1983. Mr. Kamide was with SouthTrust Bank for seven years and was responsible for Asset Based Lending in Florida and was State Coordinator for the Bankers Bank of Georgia’s Florida Operations from 2000 to 2002. Mr. Kamide has a Bachelors Degree in Economics from St. Lawrence University and attended the University of Buffalo Executive MBA Program from 1981 to 1983. Mr. Kamide is active in the Downtown Tampa Rotary, The University of Tampa Fellows and Reading is Fundamental and is a graduate of Leadership Orlando and The Tampa Connection.

Clifton E. Tufts, age 47, is Executive Vice President and has served in that position since February 2003. From 1998 to 2002, he served as Senior Vice President and then Executive Vice President of Premier Community Bank of Florida. Mr. Tufts also served as Head of the Association Services Division for Premier’s holding company, P.C.B. Bancorp, Inc. Mr. Tufts is a graduate of Stetson University and has a BBA degree in Accounting. He is a Certified Public Accountant in the State of Florida and is a graduate of both the Florida School of Banking and the Graduate School of Banking at LSU.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding our directors and executive officers and the only persons known to us to be the beneficial owners of five percent or more of the outstanding shares of First Community as of the record date. The beneficial ownership was determined based on Securities Exchange Commission rules and regulations. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power, and shares which the person has the right to acquire within 60 days.

(Table on following page)

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Directors and Executive Officers	Number of Common Shares Owned (1)		Right to Acquire (2)	% of Beneficial Ownership(3)
Brad Bishop	10,974	(4)	31,500	1.03%
Scott C. Boyle	51,678	(5)	31,009	2.00%
Michael J. Bullerdick	1,767		14,207	*
Kenneth P. Cherven	55,812		140,570	4.62%
Ralph W. Cumbee	2,625		2,100	*
Kenneth Delarbre	35,397	(6)	31,500	1.61%
Kenneth Faliero	2,000		0	*
Edwin C. Hussemann	330		31,500	*
Siede T. Kamide	13,634		16,538	*
James Macaluso	111,415	(7)	72,844	4.40%
Stan B. McClelland	200		4,200	*
David K. Meehan	13,328	(8)	31,500	1.08%
Robert G. Menke	5,641		31,500	*
Robert M. Menke	1,542,773	(9)	31,500	38.00%
Clifton E. Tufts	23,768	(10)	40,360	1.54%
All officers and directors as a group (15) persons.	1,871,342		510,828	51.54%

*	Less than 1%
(1)	Includes shares for which the named person:
•	has sole voting and investment power;
•	has shared voting and investment power with a spouse, or;
•	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
(2)	Includes shares that may be acquired by exercising stock options and/or warrants exercisable within 60 days.
(3)

Under the rules of the Securities Exchange Commission, the determinations of “beneficial ownership” is defined under Rule 13d-3 of the Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Mr. Bishop’s shares include 5,758 shares held by the Bishop Family Trust and 3,150 held in trust for his spouse.
(5)	Includes 787 shares controlled by Mr. Boyle for his son.
(6)	Includes 20,671 shares held by Delarbre & Co., which is controlled by Mr. Delarbre and 4,961 shares owned by his wife.
(7)	Of Mr. Macaluso’s holdings, 26,353 shares are owned by the W.J. Trust. Mr. Macaluso serves as Trustee for the Trust. His Family Trusts hold an additional 68,050 of the shares included above.
(8)	Of Mr. Meehan’s shares 12,250 are in the name of his spouse.

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(9)

Includes 20,671 shares controlled by Mr. Menke in Bankers Insurance Group, Inc.; 262,580 shares controlled by Mr. Menke in Bankers Insurance Company; 104,343 shares controlled by Mr. Menke in Bankers Life Insurance Company; 165,375 controlled by Mr. Menke in First Community Insurance Company; 810,861 controlled by Mr. Menke in First Community Financial Corporation, which is wholly-owned by Mr. Menke; 10,500 shares controlled by Mr. Menke in Bonded Builders-Texas; 2,625 shares controlled by Mr. Menke in Bonded Builders-NC; and 23,460 shares controlled by Mr. Menke in Bonded Builders Service Corp.

(10)	Includes 3,307 shares held by Mr. Tufts’ spouse and 945 shares held by his children.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee

The Board of Directors’ Compensation Committee (“Committee”) is composed of independent directors, as determined by the NASDAQ listing standards. The Committee is responsible for overseeing the executive and Board compensation programs of First Community and its subsidiary, First Community Bank of America, (collectively the “Company”). The Committee’s responsibilities, as it pertains to executive and director compensation, include:

➢	Recommending to the Board the compensation of executive officers and other senior executives of the Company;

➢	Ensuring that First Community develops, implements and maintains executive reward systems that are contemporary, competitive, reasonable and motivating of executive performance and contribution to the Company;

➢	Performing an annual assessment of the Chief Executive Officer’s performance;

➢	Reviewing executive supplemental benefits, retirement benefits and special compensation programs of the Company and, when necessary, recommending changes to the Board;

➢	Establishing, reviewing, and amending compensation policies and procedures for the Company;

➢	Establishing corporate goals and objectives relevant to the Chief Executive Officer’s compensation;

➢	Reviewing and recommending the form and amount of all awards provided to eligible executives based on First Community’s stock plans;

➢	Establishing, in consultation with First Community’s Chief Executive Officer, a general compensation philosophy for the employees of the Company; and

➢	Reviewing and recommending to the Board the form and amount of compensation paid to the Company’s outside directors.

In 2007, the Committee met one time. Meeting minutes and reports were kept and distributed to each member of the Committee, other non-executive officer members of the Board who are not on the Committee, and the Secretary of the Company for records safekeeping.

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Objectives and Philosophy

The executive compensation program for First Community is designed to: (i) attract and retain high quality executive officers that are critical to the long-term success of the Company; and (ii) place an amount of each executive officer’s compensation at risk so that he or she is rewarded for contributing towards First Community’s achievement of its short-term business and long-term strategic goals. The Committee determines target base and total direct compensation levels for each of the Company’s executive officers based on several factors, including, but not limited to:

¡	The executive officer’s role and responsibilities;

¡	The significant and perhaps unexpected business challenges that the executive has faced or is likely to face;

¡	The total compensation of executives who perform similar duties at other similar companies;

¡	The total compensation for the executive officer during the prior fiscal year;

¡	How the executive officer has contributed to the Company’s performance during the prior year; and

¡	How the executive officer may contribute to the Company’s future success.

Competition for Qualified Executives

First Community competes for executives in a highly specialized and regulated industry. National, regional, and local financial institutions, along with start up financial institutions, all compete for a limited number of qualified executives located in our Florida “Markets” (defined as Hillsborough, Pinellas, Pasco and Charlotte Counties). The Committee’s goal is to design a compensation program that will attract and retain executive officers by rewarding executive officers for performance in relationship to achievement of corporate and personal performance goals. Ideally, the Committee tries to target the executive’s compensation to generally fall near the market median for comparable positions reflected in the market data if target levels for the performance measures are achieved. “Total direct compensation” is comprised of the base salary, annual incentives, and long-term incentive compensation paid to the executive officers. Compensation pay levels may be above the market median based on the individual’s experience and the Company’s specific needs. The benefits are customary for senior executives of financial institutions in our Markets. To date, annual incentives (i.e., cash bonuses) have been based on the Company’s overall performance and the individual executive officer’s performance for that particular year, as determined (in consultation with the Committee) by the Chief Executive Officer.

The Committee also considers limited benefits and other compensation and amounts payable to executive officers. This other compensation includes retirement benefits and contingent benefits, which may be payable in a situation involving a change of control of First Community. The nature of this other compensation is somewhat different, because it involves compensation that may be paid in the future depending upon the occurrence of certain circumstances.

Long-term compensation is intended both to recognize, over the long-term, services rendered to the Company and to keep our overall pay packages for executives comparable to that

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of our competitors, so that the Company can attract and retain high quality executive officers. The Company has a supplemental executive retirement plan for our Chief Executive Officer. In addition to the supplemental executive retirement plan, the Company also maintains a 401(k) Plan for its employees. The Committee believes that these plans, in aggregate, are necessary to compete effectively in our Markets.

As with other financial institutions, First Community provides various other benefits to its executive officers. Many of these, such as health and disability insurance, are provided to most salaried employees on substantially the same basis. In many respects, these benefits have historically been driven by reference to the Company’s past practices, as well as benefits being provided by our competitors in our Markets. First Community also provides other perquisites (country club memberships, leased automobiles, and automobile allowances) to executive officers, depending upon their positions within the Company.

In the event of a change of control, executive officers of financial institutions typically face a great deal of pressure, including uncertainty concerning their own future. Many of First Community’s competitors have provided their executives with change in control or severance agreements and other benefits in the event there are certain terminations of employment within a specified period following a change of control. Such contractual arrangements help assure the executives provide their full attention and cooperation in the negotiation process. The Committee continues to believe these types of agreements remain important to the Company. Presently, First Community has one employment agreement, which is with its Chief Executive Officer and one non-competition agreement with an executive vice president.

Compensation Committee Process and Practices

Consideration of the following year’s total compensation starts at the end of the fourth quarter each year. During the fourth quarter meetings, matters such as changes in Market Data, plan philosophy and design, expected performance and historical performance are discussed. Final determinations of salaries, annual incentive targets, long-term incentive compensation awards and plan designs are made at the Committee’s meeting in connection with the Board’s regular meeting in January, shortly after the public release of the prior year’s financial results. At that meeting, the Committee is also able to review prior year performance and the status of prior awards of long-term incentive compensation. The Committee has found that considering these matters in the fourth quarter allows the Committee to not only factor in the prior year’s financial results and the current year’s operating plan, but also to better assess prior year’s compensation. Occasionally, grants of long-term incentive compensation or changes in compensation are made at other meetings, in cases such as promotions or new hires.

With regard to stock options, the grant dates of the awards are typically the close of business following the next Board meeting after a promotion or hire date.

The Company’s Chief Executive Officer and Chief Financial Officer compile information for the Committee’s consideration for purposes of evaluating existing and proposed compensation packages. First Community’s Chief Executive Officer is involved in making compensation recommendations for executive officers other than himself, which are considered by the Committee.

First Community Bank Corporation of America

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Proxy Statement

Total Compensation – Cash and Stock Incentives

First Community’s total compensation consists of five components:

➢	Base salary;

➢	Cash performance-based annual incentive;

➢	Stock options;

➢	Deferred Compensation (qualified and nonqualified); and

➢	Other Benefits and Perquisites.

Base Salary

When determining base salary, the Committee takes into consideration a number of factors, including market data, prior salary, job responsibilities and changes in job responsibilities, achievement of specified Company goals, individual experience, demonstrated leadership, performance potential, actual performance, and retention considerations. These factors are not weighted or ranked in any particular way.

Annual Incentives

Annual cash incentives are awarded to executive officers based upon their individual performance and the Company’s performance. Each individual executive officer has a target bonus opportunity. The 2007 target bonus opportunity for the executive officers ranged up to 36% of his or her base salary.

In 2007, the Committee considered the Chief Executive Officer’s recommendation for the executive officers of First Community and the subsidiary and Regional Presidents. The primary performance measures for First Community executive officers were based on the Company’s overall credit quality timeliness of regulatory reporting, and other measurable factors for each executive. The Regional Presidents were primarily measured on the performance of the respective branches, which took into account, meeting or exceeding budget, staff retention and training. The Chief Executive Officer’s annual cash incentive was based on his attaining certain management based objectives, which he exceeded in 2007.

In 2007, the Committee reviewed the Company’s financial performance, which did not exceed budget for the fiscal year ended December 31, 2007, due, in large part, to the downturn in the Florida real estate market. In connection with its decision to award incentive payments to its executive officers, the Committee considered the Company’s overall performance compared to other Florida financial institutions of comparable size, the fact that the Company attained the second highest net income in its history, as well as management’s proactive oversight of the Company’s loan portfolio. Therefore, though a lesser amount than in prior years, $252,000 in bonuses were paid to executive officers in 2007. Cash incentives to executive officers other than the Chief Executive Officer averaged 19% of their base salary.

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Proxy Statement

Long-Term Incentive Compensation

First Community also provides long-term incentive compensation to executive officers through the Long Term Incentive Plan and the 2005 Stock Plan, which is described in detail in this Proxy Statement. The Committee believes stock-based awards help make the financial interests of management consistent with the shareholders’ interest, since the ultimate value of stock-based awards is tied to the value of First Community’s stock.

The 2005 Stock Plan allows us to grant stock options, performance shares, performance units, and restricted shares. These types of awards measure financial performance over a longer period of time, than the other methods of compensation. In 2007, our long-term incentive compensation for executive officers was composed of stock options only.

In general, when granting awards, the Committee took into account the following subjective and objective factors:

¡	each executive officer’s level of responsibility;

¡	each executive officer’s contributions to First Community’s results;

¡	retention considerations; and

¡	the practices of other financial institutions in our Markets.

In making a grant, the Committee also considers the Company’s share price, the volatility of the share price and potential dilution. The Committee believes that using First Community stock helps further align the interests of the executive officers and the shareholders by providing the executive officers with an additional equity stake in the Company.

First Community does not have a formal policy regarding ownership of Company stock by its executive officers. Executive officers, however, are encouraged to maintain significant equity stakes in First Community. Similarly, First Community does not have any specific policy relating to the pledging of or hedging of its securities.

Stock Options

In 2007, the Committee granted stock options for 10,500 shares to executive officers, including the Regional Presidents. The grants were based upon each executive officer’s performance for that year, taking into account what the Company’s competitors were providing their executives in its Markets.

The Committee considered the total recommended grant size as compared to outstanding shares and expected dilution. All of the stock option grants in 2007 have had an exercise price equal to the closing price of First Community’s common stock on the grant date and vest in five equal annual increments, beginning on the first anniversary following the award.

Other Benefits and Perquisites

Our executive officers receive other benefits also available to other employees. For example, we provide executive officers and other salaried employees with health and disability

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insurance, vacation pay, and sick pay. First Community currently provides a car allowance to the Chief Executive Officer and provides leases to two other executive officers. Executive officers are provided with country club memberships (depending upon their position) and reimbursement of “business development expenses.” The executive officers are responsible for reimbursing the Company for any “social expenses” incurred, except to the extent that they are specifically, directly, and exclusively made in connection with business development dinners and social events with directors, investment bankers and potential bank customers.

2007 Direct Compensation for First Community’s Chief Executive Officer

Kenneth P. Cherven is the President and Chief Executive Officer of First Community and is also a member of the Board. On November 29, 2004, First Community entered into an employment agreement with Mr. Cherven. Under his employment agreement, Mr. Cherven is entitled to receive an annual base salary (currently $195,064), which is subject to annual review by the Committee and the Board of Directors. The employment agreement also provides that Mr. Cherven is eligible for an annual incentive bonus. For 2007, Mr. Cherven received an annual incentive bonus of $65,000 (33.3% of his base salary). The employment agreement provides for a three-year term, and is renewed daily. The daily renewals (which automatically terminate on January 1, 2009) can be terminated upon either party’s notice not to continue the renewals. The Committee is also required to semi-annually review Mr. Cherven’s performance to determine if the employment agreement renewals should continue.

In the event of a “change in control” of First Community (as defined in the employment agreement), Mr. Cherven will be entitled to receive a cash payment equal to 2.9 times his latest compensation (defined as his current base salary, plus the average of any cash bonuses for the preceding two years).

The employment agreement provides that Mr. Cherven’s employment may be terminated with or without cause, but that in the latter case, Mr. Cherven would be entitled to receive a severance payment equal to the amount due for the longer of the remainder of the term of his employment agreement or six months, as well as being permitted to participate in any employment benefit plans for one year, or until such time as he is able to participate in a comparable plan provided by another employer. In the event the remaining term of his employment agreement is less than six months, he will be entitled to six months base salary as severance to coincide with his covenant not to compete. If Mr. Cherven is terminated for cause, he will not be entitled to any benefits or compensation, other than what has been accrued. Dismissal for cause can be appealed under certain circumstances, within a defined period. Upon receipt of the notice of the appeal, First Community must submit the matter to arbitration. The decision of the arbitrator is binding on the parties and is non-appealable.

First Community Bank Corporation of America

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Proxy Statement

Pursuant to First Community’s supplemental executive retirement plan (“SERP”) with Mr. Cherven, in the event Mr. Cherven should become permanently disabled after his vesting date in July 2010, he will be entitled to receive an amount equal to 60% of his annual compensation per year if disabled prior to reaching 60 years of age or 75% after attaining 65 years of age, until the earlier of his being employed full-time by another employer, or his death.

The employment agreement has a non-compete provision, whereby Mr. Cherven may not, without First Community’s written consent, either directly or indirectly, serve as an employee of any financial institution within Hillsborough Manatee, Pinellas, Pasco, Sarasota or Charlotte Counties for a period of six months after a termination of his employment.

Retirement Benefits

Retirement benefits are intended both to recognize, over the long term, services rendered to the Company and to keep our overall pay packages for executives comparable to that of our Markets so that we can attract and retain high quality executive officers. As previously discussed in this analysis, the Company maintains a SERP for the Chief Executive Officer. The SERP, which was established in 2005 and is self-funded by First Community, provides for cliff vesting, wherein at age 50 Mr. Cherven would be vested 50% with full vesting at the age of 60. In the event of a change in control of the Company or death, Mr. Cherven’s retirement benefits would consist of his vested benefits as of the date of the change-in-control, unless the change-in-control occurs prior to July 1, 2015, in which case he would be deemed 70% vested. Under the terms of the plan, at retirement Mr. Cherven will be entitled to receive 75% of his base salary at the time of his retirement for life. In the event of his death, his wife will be entitled to receive 60% of his benefit until her death.

In addition, the Company maintains a 401(k) Plan for its employees. The 401(k) Plan permits participants to defer additional portions of their salary for retirement. The Company matches a portion of those contributions for executive officers and other eligible participants. The Committee believes it is appropriate to maintain these additional contributory plans, with the matching feature, to provide an additional incentive for the participants to further provide for their retirement.

Non-Competition and Other Employment-Related Agreements

In addition to the employment agreement with Mr. Cherven, First Community currently has one non-competition agreement with Executive Vice President Clifton Tufts. The agreement with Mr. Tufts is for the term of his employment with First Community and provides that he may not compete with First Community with respect to lockbox activities for a period of one year following his termination. In the event that Mr. Tuft’s is terminated for any reason other than just cause or covered illness or disability he will be entitled to one year’s base salary.

Tax Aspects of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the corporate tax deduction for compensation paid to the executive officers that is not “performance based” to $1 million annually per executive officer. The annual and long-term incentive plans are designed so that awards granted to the covered individuals meet Section 162(m) requirements for performance- based compensation, and thus, these awards should not be

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counted toward the $1 million limitation on tax deductions for an executive officer’s compensation in any fiscal year. The annual and long-term incentive plans give First Community flexibility to pay qualifying performance-based compensation and it is our intention to structure compensation so that Section 162(m) does not adversely affect the Company’s tax deduction. However, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the Committee may elect to structure elements of compensation (such as certain qualitative factors in annual bonuses) to accomplish business objectives that it believes are in the best interests of the Company and its shareholders, even though doing so may reduce the amount of First Community’s tax deduction for said compensation.

Other provisions of the Code also can affect the decisions which the Committee makes. Under Section 280G of the Code, a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one time annual compensation, determined by a five year average. A company also loses its tax deduction for “excess” payments. The Company’s change-in-control agreements do not provide for “gross ups” so that the executive officer is responsible for any tax consequences.

Accounting for the long-term incentive compensation (e.g., expensing of stock options) is compliant with FASB 123R and First Community’s deferred compensation arrangement with its Chief Executive Officer, and is compliant with new Section 409A of the Code and the proposed Internal Revenue Guidance for this Section.

Compensation Committee Report

The duties and responsibilities of the Compensation Committee of the Board of Directors are set forth in a written charter adopted by the Board, as set forth in Exhibit A of this Proxy Statement. The Compensation Committee reviews and reassesses this Charter annually and recommends any changes to the Board for approval.

As part of the exercise of its duties, the Compensation Committee has reviewed and discussed the above “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based upon that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K and included in this Proxy Statement.

The foregoing report is submitted by the Compensation Committee: Robert M. Menke (Chairman), James Macaluso and David K. Meehan.

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Proxy Statement

The following Summary Compensation Table shows compensation information regarding Kenneth P. Cherven, Scott C. Boyle, Michael J. Bullerdick, Stan B. McClelland, and Clifton E. Tufts. These five officers are referred to as the “named executives” in the following discussion. No other executive officer received compensation at a level required to be reported herein by Securities and Exchange Commission regulations.

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kenneth P. Cherven	2007	195,064	65,000	—	—	—	15,358	(1)	275,422
President & CEO	2006	187,562	125,000	—	—	—	19,572	(1)	332,134

Scott C. Boyle	2007	146,298	45,000	—	—	—	6,786	(2)	198,084
Regional President Pinellas County	2006	140,671	90,000	—	—	—	6,701	(2)	237,372

Michael J. Bullerdick	2007	125,603	10,000	—	—	—	6,000	(3)	141,603
Regional President Charlotte County	2006	123,140	20,000	—	—	—	6,000	(3)	149,140

Stan B. McClelland	2007	104,000	25,000	—	—	—	—		129,000
Chief Financial Officer	2006	100,000	2,000	—	—	—	—		102,000

Clifton E. Tufts	2007	125,737	45,000	—	—	—	5,000	(4)	175,737
Executive Vice President	2006	120,901	60,000	—	—	—	5,000	(4)	185,901

(1)	Includes $7,200 automobile allowance, $1,040 for club membership dues, and $11,332 and $7,118 for hospital benefits and life insurance in 2006 and 2007, respectively.
(2)	Includes $1,701 and $1,786 for club membership dues in 2006 and 2007, respectively, and $5,000 for leased automobile.
(3)	Includes $6,000 for automobile allowance.
(4)	Includes $5,000 for leased automobile.

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The following table reflects 2007 option grants to named executives under the Long-Term Incentive Plan.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise Price Of Option Awards ($ / Sh)	Closing Price on Grant Date ($ / Sh)
Kenneth P. Cherven	—	—	—	—
President & CEO

Scott C. Boyle	—	—	—	—
Regional President Pinellas County

Michael J. Bullerdick	—	—	—	—
Regional President Charlotte County

Clifton E. Tufts	—	—	—	—
Executive Vice President

Stan B. McClelland	1/22/07	10,500	18.71	19.65
Chief Financial Officer

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The following table discloses the stock options owned by the named executive at December 31, 2007.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth P. Cherven	24,806	—	$4.84	1/1/2008	—
President & CEO	24,806	—	$4.84	1/1/2009	—
	24,806	—	$4.84	1/1/2010	—
	24,806	—	$4.84	1/1/2011	—
	24,806	—	$4.84	1/1/2012	—
	20,673	—	$4.84	1/1/2013	—
	20,673	—	$4.84	1/1/2014	—

Scott C. Boyle	10,335	—	$4.84	1/1/2008	—
Regional President	15,504	—	$4.84	1/1/2009	—
Pinellas County	15,505	—	$4.84	1/1/2010	—

Michael J. Bullerdick	1,803	—	$5.80	3/24/2010	—
Regional President	4,135	—	$5.80	3/24/2011	—
Charlotte County	4,134	—	$5.80	3/24/2012	—
	4,135	—	$5.80	3/24/2013	—

Clifton E. Tufts	4,134	—	$5.80	2/28/2009	—
Executive Vice President	4,135	—	$5.80	2/28/2010	—
	4,134	—	$5.80	2/28/2011	—
	4,135	—	$5.80	2/28/2012	—
	4,134	—	$5.80	2/28/2013	—
	19,688	—	$15.36	3/28/2011	—

Stan B. McClelland	10,500	—	$18.71	1/22/2017	—
Chief Financial Officer

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The following table discloses the stock options exercised by the named executives during the year ended December 31, 2007.

2007 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth P. Cherven President & CEO	10,335	168,977	—	—

Scott C. Boyle Regional President Pinellas County	9,843	127,073	—	—

Michael J. Bullerdick Regional President Charlotte County	4,000	35,175

Clifton E. Tufts Executive Vice President	—	—	—	—

Stan B. McClelland Chief Financial Officer	—	—	—	—

The following table discloses the non-deferred compensation status of the named executives at December 31, 2007

2007 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Kenneth P. Cherven President & CEO	—	151,760	—	—	386,917

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Finally, the next table discloses potential payments to the named executives in the event their employment is terminated or First Community undergoes a change in control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit		Before Change in Control Termination w/o Cause or for Good Reason		After Change in Control Termination w/o Cause or for Good Reason		Voluntary Termination	Death	Disability	Change in Control
Kenneth P. Cherven President & CEO	EA	(1)	$585,192	(2)	$2,083,636	(6)	(3)	(4)	(5)	$2,083,636	(6)

Clifton E. Tufts Executive Vice President	NC	(7)	$125,737		$125,737		—	—	—	$125,737

(1)	Employment Agreement executed on November 29, 2004, provides for a three-year term with daily renewals, with annual reviews by Compensation Committee. Renewals end on Mr. Cherven’s 65th birthday.
(2)	If Mr. Cherven is terminated without cause, he will be entitled to receive a severance payment equal to the amount due for the remainder of the term of his Employment Agreement or six months, whichever is longer. Mr. Cherven would also be entitled to receive life, health and disability coverage for one year after his employment is terminated, the value of which has not been included herein. Mr. Cherven is also subject to a six-month non-compete within Charlotte, Hillsborough, Manatee, Pasco, Pinellas and Sarasota Counties.
(3)	Mr. Cherven is entitled to receive any compensation that has been accrued, but not paid.
(4)	Mr. Cherven’s estate would receive any compensation that has been accrued, but not paid, and his spouse would receive 60% of his benefit until her death.
(5)	An amount equal to 60% of his annual compensation if disabled prior to reaching 65 years of age or 75% after attaining 65 years of age, until the earlier of his being employed full-time by another employee, or his death.
(6)	This amount includes severance payments equal to 2.9 times Mr. Cherven’s annual base salary plus average bonus over two years, as well as the retirement benefit under the SERP which will be 70% vested prior to July 1, 2015 upon a change in control and is based upon Mr. Cherven’s current base salary utilizing a 6.5% discount factor assuming a life expectancy of 85 years.
(7)	Non-Competition Agreement executed March 28, 2005, provides for one year’s base salary upon termination without cause.

Board Compensation

During 2007, First Community paid cash fees to its directors, as well as directors of its subsidiaries for their service on any of our Boards or Board Committees, or on any subsidiary Board or subsidiary Board Committees. The following table sets forth the compensation paid to the non-employee directors of First Community during 2007.

(Table on following page)

First Community Bank Corporation of America

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Proxy Statement

2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)
Brad Bishop	$19,950

Kenneth Delarbre	$21,900

Kenneth F. Faliero	$12,150

Edwin C. Hussemann	$18,300

James Macaluso	$26,900

David K. Meehan	$17,400

Robert G. Menke	$17,400

Robert M. Menke	$18,300

Stock-Based Compensation

Long-Term Incentive Plan

First Community currently has an equity compensation plan, the Long-Term Incentive Plan (“Long-Term Plan”), which provides for the issuance of stock options to employees of First Community who are contributing significantly to the management or operation of First Community’s or its subsidiaries’ business as determined by the Board of Directors or the Compensation Committee. The Long-Term Plan was approved by the shareholders at the 2001 Annual Meeting and the number of shares reserved under the Long-Term Plan was 250,000, which automatically increased as a result of a number of stock splits and dividends. Currently, the Compensation Committee administers the Long-Term Plan. To date, stock options to acquire 46,340 shares of common stock are available under the Long-Term Plan.

Non-Employee Director Stock Option Plan

First Community currently has an equity compensation plan, the Non-Employee Director Stock Option Plan (the “Directors Plan”), which provided for the issuance of stock options to non-employee directors of First Community who contributed significantly to the management or operation of our or our subsidiaries’ business as determined by the Compensation Committee administering the Directors Plan. The Directors Plan was approved by the shareholders at the 2002 Annual Meeting and the number of shares reserved under the Directors Plan was fixed at 300,000 shares which automatically increased as a result of a number of stock splits and dividends. The Directors Plan provided for the grant of options to employees and directors of First Community and its subsidiaries at the discretion of the Board of Directors or the Compensation Committee. To date, stock options to acquire all of the shares reserved under the Directors Plan have been granted.

First Community Bank Corporation of America

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Proxy Statement

2005 Stock Plan

The 2005 Stock Plan was adopted by First Community’s Board of Directors on October 17, 2005 and approved by its shareholders at the 2006 Annual Meeting of Shareholders. The Board of Directors believes that stock-based incentives are important factors in attracting, retaining, and rewarding employees and directors, and closely aligning their interests with those of shareholders. The 2005 Stock Plan provides the Company with greater flexibility as to the stock-based incentives that can be granted by the Board. The following is a summary of the material terms of the 2005 Stock Plan. This summary is qualified in its entirety by the complete terms of the 2005 Stock Plan which was attached as an exhibit to the 2006 Proxy Statement.

Grants. The 2005 Stock Plan provides for grants of options to purchase common stock, restricted shares of common stock (which may be subject to both grant and forfeiture conditions) (“Restricted Stock”) and Restricted Stock Units which are contractual rights to receive shares of Restricted Stock at a future date or upon the occurrence of a future event, and grants of stock appreciation rights (entitling the grantee to receive the difference in value between the underlying common stock on the date of exercise and the value of such stock on the date of grant) (“SARs”), which may be either freestanding or granted in tandem with an option. Options to purchase common stock may be either incentive stock options (“ISOs”), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options which are not intended to satisfy the requirements of Section 422 of the Code (“NQOs”).

Securities to be Reserved. There are currently 150,000 shares of common stock reserved for use under the 2005 Stock Plan, representing 15% of First Community’s outstanding stock. When new shares of common stock are issued, an additional 15% of such shares will also be reserved, up to a maximum of 450,000 shares. Therefore, as options are exercised or new stock is issued, additional shares can be reserved. At no time will the number of shares reserved exceed 15% of our outstanding stock. Any shares subject to an option that remain unissued after the cancellation, expiration or exchange of an option and any shares of Restricted Stock which are forfeited will again become available for use under the 2005 Stock Plan. Any shares which are surrendered for cash or common stock, or a combination thereof, and any shares of common stock used to satisfy a withholding obligation shall not again become available for use under the 2005 Stock Plan.

Administration of Plan. The 2005 Stock Plan is administered by the Compensation Committee. The Compensation Committee has the delegated authority to grant options, SARs, and Restricted Stock. The composition of the Committee must be at least two directors, each of whom is a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934, and each of whom shall be or will be treated as an “outside director” for purposes of Section 162(m) of the Code. The Board has authorized the Compensation Committee to interpret the 2005 Stock Plan, to determine the total number of shares to be granted, and to take such other action in the administration and operation of the 2005 Stock Plan as the Compensation Committee deems equitable under the circumstances. The Board of Directors, however, has reserved to itself the right to amend or terminate the 2005 Stock Plan. No amendment, however, may be effected

First Community Bank Corporation of America

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Proxy Statement

without approval of the shareholders to the extent such approval is required under applicable law, Section 422 of the Code, Rule 16b-3, or any applicable stock exchange rule. Furthermore, in no case can stock awards be repriced, either by cancellation and re-grant or by lowering the exercise price of a previously granted award.

Eligibility. Selected directors, executive officers, and employees will be eligible to participate in the 2005 Stock Plan. Executive officers and employees are eligible for the grant of ISOs, NQOs, Restricted Stock, Restricted Stock Units, and SARs. However, directors are only eligible for the grant of NQOs, SARs, and Restricted Stock.

Terms of Options. The 2005 Stock Plan authorizes the grant of ISOs or NQOs, both of which are exercisable for shares of First Community common stock. Employees may receive either ISOs or NQOs, however, all option grants to non-employee directors shall be NQOs. Options may be granted for any reason, as the Committee deems appropriate under the circumstances. The price at which a stock option may be exercised for a share of common stock may not be less than the fair market value of a share of common stock on the date the stock option is granted. The “fair market value” means the closing price per share as reported in a financial periodical on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day, or if no such prices are reported, a price determined by the Committee acting in good faith; provided, however, the fair market value can never be less than the book value of a share.

The period during which a stock option may be exercised shall be determined by the Committee at the time the option is granted and may not extend more than 10 years from the date of grant. A stock option or portion thereof that is not exercised before expiration of the applicable option period shall terminate. An option agreement may provide for the exercise of a stock option within 90 days after the employment of an employee or the status of an individual as a director has terminated for any reason; except that the period may be extended to one year in the case of death or disability. The 2005 Stock Plan shall expire, and no further grants shall be made, 10 years after its approval by the shareholders.

The aggregate fair market value of ISOs granted to an employee under the 2005 Stock Plan, which first becomes exercisable in any calendar year, may not exceed $100,000 per year.

Stock Appreciation Rights. Under the 2005 Stock Plan, stock appreciation rights may be granted as part of a stock option (a “Related Option”) with respect to all or a portion of the shares of common stock subject to the Related Option (a “Tandem SAR”) or may be granted separately (a “Freestanding SAR”). Tandem SARs and Freestanding SARs are collectively referred to as “SARs.” The share value of a Freestanding SAR shall be set forth in the related SAR agreement, and may not be less than the fair market value of a share of common stock on the date of grant of the SAR. The share value of a Tandem SAR shall be determined by the exercise price of the Related Option, which also may not be less than the fair market value of a share of common stock on the date of grant. The grant of SARs may be subject to such other terms as the Compensation Committee deems appropriate.

First Community Bank Corporation of America

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Proxy Statement

When a Freestanding SAR is exercised, the employee receives a payment determined by calculating the difference between the share value at grant as set forth in the SAR agreement and the fair market value of a share of common stock on the date of exercise. On the exercise of a Tandem SAR for a number of shares, the Related Option is deemed to be surrendered to the extent of the same number of shares and the payment is based on the increase in fair market value of common stock on the exercise date over the value stated in the option agreement. Payment may be made in cash or stock, or a combination of cash and stock. The form and timing of payments shall be determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units. Shares of Restricted Stock may be granted to employees and directors and may be subject to one or more contractual restrictions as established by the Compensation Committee at the time of grant and as set forth in the related Restricted Stock agreement. The agreement will set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the employee’s or director’s interest in the Restricted Stock will be forfeited. As soon as practicable after a grant has become effective, the shares will be registered to or for the benefit of the employee or director. The Restricted Stock Agreement will state whether the employee or director has the right to receive any cash dividends paid with respect to the shares of Restricted Stock. If the employee or director has no right to receive cash dividends, the agreement may give the employee or director the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Dividends declared on the shares of Restricted Stock after grant, but before the shares are forfeited or become nonforfeitable, are treated as part of the grant of the related Restricted Stock. An employee or director has the right to vote the shares of Restricted Stock after grant until they are forfeited.

Shares of Restricted Stock may vest in installments or in total upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited and again become available under the 2005 Stock Plan. To enforce the restrictions, all shares of Restricted Stock will be held by First Community until the restrictions are satisfied. The exercise or surrender of any option granted under the 2005 Stock Plan and the acceptance of a Restricted Stock grant shall constitute an employee’s or director’s full and complete consent to whatever actions the Compensation Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Compensation Committee in its discretion deems applicable to such exercise or surrender of such Restricted Stock. The Compensation Committee also can provide that an employee or director may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Bank common stock actually transferred to the employee or director under the 2005 Stock Plan. Any such election and any such reduction shall satisfy the conditions to the exemption under Rule 16b-3. Grants of Restricted Stock will be effective for periods as determined by the Compensation Committee, provided no Restricted Stock may be granted after the earlier of the tenth anniversary of the 2005 Stock Plan being approved by the shareholders, or the date on which all shares of common stock reserved under the 2005 Stock Plan have been issued or are unavailable for use under the 2005 Stock Plan, in which event the 2005 Stock Plan also shall terminate on such date.

First Community Bank Corporation of America

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Proxy Statement

In the case of Restricted Stock grants, which vest only on the satisfaction of performance objectives, the Compensation Committee shall determine the performance objectives to be used in connection with Restricted Stock awards and shall determine the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the Compensation Committee in its sole discretion shall select among one or more of the following: stock price, earnings per share, return on equity, return on capital, net income, return on assets or total return to shareholders.

Stock Units are not share awards, but rather represent a contractual right to receive shares at a specified future date, or upon the occurrence of a future event. Like Restricted Stock, Stock Units are not sold or transferred until any predefined restrictions have lapsed. However, because the initial award is only a promise to award a share at a later date, Stock Units carry neither voting nor dividend rights until they are exchanged into shares at the payment date. Holders of Stock Units are not shareholders (whereas holders of restricted shares are shareholders). However, First Community is allowed to pay dividend equivalents to recipients during the period in which they are a Stock Unit holder. Any such dividend payment is subject to taxation. Recipients will generally recognize ordinary income in the amount of the fair market value of the Restricted Stock at the time the actual stock is issued.

As of the date of this Proxy Statement, no Restricted Stock or Stock Units have been granted.

Certain Federal Income Tax Consequences. The following summary generally describes the current principal federal income tax consequences of certain events under the 2005 Stock Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or director or to First Community. The provisions of the Code and regulations thereunder relating to these matters are complicated, they change often, and their impact in any one case may depend upon the particular circumstances.

Options and Stock Appreciation Rights. A grantee will not be subject to any federal income tax upon the grant of a stock option or SAR pursuant to the 2005 Stock Plan.

A grantee will not recognize income for federal income tax purposes (and First Community will not be entitled to any federal income tax deduction) as a result of the exercise of an ISO and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may have an increase in their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code.

First Community Bank Corporation of America

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Proxy Statement

If the shares transferred pursuant to the exercise of an ISO are disposed of within two years from the date the ISO is granted or within one year from the date the ISO is exercised (the “ISO holding periods”), the employee will recognize ordinary income equal to the excess of the amount realized on the disposition over the price paid for the shares. In such case, First Community will be entitled to a tax deduction for the same amount.

If the shares transferred upon the exercise of an ISO are disposed of after the ISO holding periods have been satisfied, long-term capital gain or long-term capital loss is realized on the disposition. First Community will not be entitled to a federal income tax deduction as a result of such a disposition.

Ordinary income will be recognized by the employee or director upon exercise of an NQO. Generally, the ordinary income realized is the excess, if any, of the fair market value of the shares of common stock received upon the exercise of the NQO over the exercise price. An employee will also recognize ordinary income upon exercising a SAR equal to the total of any cash received and the fair market value of any shares of common stock received.

Income tax withholding from the employee is required on the income recognized by the employee upon exercise of an NQO or a SAR. First Community ordinarily will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the employee upon exercise of an NQO or a SAR, subject to the restrictions on deductibility described under “Performance-Based Compensation — Section 162(m) Requirements” below or the ordinary income recognized by the employee on the disposition of common stock acquired pursuant to the exercise of an ISO.

Restricted Stock and Stock Units. An employee or director will generally recognize ordinary income in an amount equal to the fair market value of the shares subject to the Restricted Stock grant at the time of vesting. Dividends paid to an employee or director on shares of Restricted Stock are treated as ordinary income of the employee or director in the year received. First Community will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the employee, subject to the limitations on deductibility contained in Section 162(m). Employees and directors who receive Stock Units typically may defer income tax liability until the underlying shares of Restricted Stock are issued. Accordingly, First Community will not receive a deduction until that time.

Performance-Based Compensation — Section 162(m) Requirements. The 2005 Stock Plan is intended to preserve First Community’s tax deduction for the occurrence of certain events by complying with the terms of Section 162(m) and the regulations thereunder. The Compensation Committee will use its best efforts to ensure that grants of options, SARs, and Restricted Stock to participants under the 2005 Stock Plan qualify as “performance-based compensation” for purposes of Section 162(m), unless the Compensation Committee determines it is in the best interest of First Community to do otherwise.

The following table sets forth information about the number of shares reserved for issuance under the Non-Employee Director Stock Option Plan, the Long-Term Plan and the 2005 Stock Plan as of December 31, 2007. All available options under the Non-Employee Director Stock Option Plan have been granted and no additional options will be issued pursuant thereto.

First Community Bank Corporation of America

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Proxy Statement

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance
Non-Employee Director Stock Option Plan approved by shareholders	103,358	$5.80	—
Long -Term Incentive Plan approved by shareholders	361,863	$8.90	40,040
2005 Stock Plan approved by shareholders	220,500	$16.31	15,750

Total	685,721	$10.71	55,790

No monetary consideration is received by us in return for the grant of options, although consideration is received upon the exercise of stock options. As of March 15, 2008, the market value of First Community’s common stock was $10.00 per share.

CERTAIN TRANSACTIONS

Certain of our directors, officers and employees have banking relations with First Community Bank. Loans made to directors, executive officers and principal shareholders, defined as individuals owning 10% or more of First Community’s common stock, are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to those individuals must:

•	Be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and

•	Not involve more than the normal risk of repayment or present other unfavorable features.

There is, however, an exception for loans made to employees who are affiliates that are made pursuant to a benefit or compensation package that is widely available to all First Community Bank employees and does not give a preference to affiliates. There is also an aggregate limit of $25,000, or 5% of the amount of First Community Bank’s unimpaired capital and unimpaired surplus on all loans to those individuals, unless the Board of Directors has approved the amount and the individual has abstained from participating in the voting.

There is further exception for loans made to executive officers. Executive officers are those people who participate, or who have authority to participate, in major policymaking

First Community Bank Corporation of America

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Proxy Statement

functions of First Community, regardless of their title. In 2007, the Bank had nine employees who would be considered executive officers. First Community Bank may lend any otherwise permissible sum of money to an executive officer for:

➢	Financing the education of the officer’s children;

➢	A Board of Director’s approved first mortgage on the officer’s residence; or

➢	A loan secured by certain low-risk collateral.

First Community Bank may also lend up to the higher of $25,000, or 2.5% of its unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

During 2007, First Community’s directors and executive officers (or their related business interests) had loans or lines of credit with First Community Bank that, in the aggregate totaled $1,224,079 of which $623,363 was outstanding on December 31, 2007, representing 0.32% of First Community Bank’s total loan portfolio. These loans and lines of credit were made on the same terms as extensions of credit are made to the Bank’s unaffiliated customers.

RELATIONSHIP WITH INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A. as First Community’s and First Community Bank’s independent auditors for the fiscal year ending December 31, 2008. A representative from the firm is expected to be present at the Annual Meeting to respond to questions regarding our financial statements and the notes thereto.

First Community has been advised by Hacker, Johnson & Smith, P.A. that none of its members, or any of its associates, has any direct financial interest or material indirect financial interest in First Community or its subsidiaries.

Fees paid to Hacker, Johnson & Smith, P.A. for professional services during 2007 and 2006 were as follows:

Audit Fees: The aggregate fees billed and to be billed for professional services by Hacker, Johnson & Smith, P.A. in connection with the audit of the annual financial statements and the review of the financial statements included in First Community’s quarterly filings with the Securities and Exchange Commission for the fiscal year ended December 31, 2007 and 2006, were $62,000 and $54,500, respectively.

First Community Bank Corporation of America

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Proxy Statement

Tax Fees: In 2007 and 2006, Hacker, Johnson & Smith, P.A. also billed First Community $7,000 and $7,000, respectively, for tax compliance and advice, including the preparation of First Community’s corporate tax returns.

All Other Fees: There were no other fees during 2007.

Compatibility of Fees: Our Audit Committee has considered the provision of non-audit services by Hacker, Johnson & Smith, P.A. and the fees paid to that firm for such services, and believes that the provision of such services and their fees are compatible with maintaining Hacker, Johnson & Smith, P.A.’s independence (See “Audit Committee Report”).

PROPOSAL 3 - ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve Proposals 1, or 2 at the Annual Meeting. In order to permit proxies that have been timely received by the First Community to be voted for an adjournment, we are submitting this Proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “For”

the Approval of the Adjournment of the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2007, certain of our directors and executive officers who own our stock filed Form 3s or Form 4s with the Securities and Exchange Commission. The information on these filings reflects the current ownership position of all such individuals. Based solely on the review of copies of the filings we have received or written representations from such reporting persons, it is our belief that during 2007, all such filings by our officers, directors or 10% shareholders were made timely.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the First Community proxy materials for the 2009 Annual Meeting of Shareholders, a shareholder’s proposal to take action at such meeting must be received at First Community’s main office at 9001 Belcher Road, Pinellas Park, Florida 33782, on or before December 12, 2008. To be included in the proxy materials, proposals must comply with the Securities and Exchange Commission’s proxy rules, as provided in 17 C.F.R. Section 240.14(a).

First Community Bank Corporation of America

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Proxy Statement

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

AND SHAREHOLDER NOMINATIONS

The Bylaws of First Community provide an advance notice procedure for certain business, including nominations for directors, to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 10 days before the time originally fixed for such meeting.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by First Community. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

OTHER MATTERS THAT MAY PROPERLY COME BEFORE

THE ANNUAL MEETING

The Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting. Unless you indicate otherwise, however, execution of the enclosed Proxy Card confers discretionary authority upon the designated proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

AVAILABILITY OF ADDITIONAL INFORMATION

Accompanying this Proxy Statement is First Community’s 2007 Annual Report on Form 10-K, which includes our audited financial statements. Additional copies of our Form 10-K are available to shareholders at no charge. Any shareholder who would like an additional copy may contact: Kay M. McAleer, Vice President/Corporate Secretary, First Community Bank Corporation of America, 9001 Belcher Road, Pinellas Park, Florida 33782, telephone number (727) 520-0987.

First Community currently files periodic reports (including Form 10-Ks, Form 10-Qs and Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and are available for review on the Securities and Exchange Commission’s website at www.sec.gov, or can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.

FIRST COMMUNITY BANK CORPORATION OF AMERICA

April 4, 2008

First Community Bank Corporation of America

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Proxy Statement

Exhibit A

FIRST COMMUNITY BANK CORPORATION

OF AMERICA

COMPENSATION COMMITTEE CHARTER

The Board of Directors of First Community Bank Corporation of America (“FCB”) has established a Compensation Committee to act on behalf of, and with the concurrence of, the Board of Directors (“Board”) with respect to matters relating to the compensation and personnel policies, programs and plans, including management development and succession plans, and to approve employee compensation and benefit programs.

Membership – It is intended that the Compensation Committee be composed entirely of independent outside directors. The current members of the Compensation Committee are listed on Schedule A attached hereto and incorporated herein by reference.

In discharging its duties, the Compensation Committee shall have the authority to retain special legal, accounting or other consultants to advise the Compensation Committee. The Compensation Committee may request any officer or employee of FCB or FCB’s Corporate Counsel to attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee.

The Compensation Committee shall make regular reports to the Board. Nothing in this Charter should be construed as precluding discussion of the Chief Executive Officer’s compensation with the Board in its entirety, as it is not the intent of this Charter to impair communication among members of the Board. Provided, however, the evaluation of the performance of the Chief Executive Officer and approval of his compensation shall be made outside the presence of the Chief Executive Officer.

Oversight Responsibilities –

1.	Administer, interpret and implement FCB’s executive compensation programs and policies in a manner consistent with FCB’s corporate financial goals and compensation philosophy including, but without limitation, the following activities:

i.	Perform an annual assessment of the Chief Executive Officer’s performance and report findings to the Chief Executive Officer and Board.

ii.	Set corporate goals and objectives relevant to the Chief Executive Officer’s compensation. In reviewing and considering the Chief Executive Officer’s compensation, the Committee shall consider FCB’s performance, as well as the Chief Executive Officer’s performance and contribution to FCB in light of the established performance goals.

iii.	In consultation with FCB’s Chief Executive Officer, annually review and recommend to the Board of Directors compensation and incentive programs for executive officers of FCB and its subsidiaries.

iv.	Review, consider and approve participation and eligibility in the various components of FCB’s executive compensation.

v.	Periodically review executive supplementary benefits, and as appropriate, the retirement, benefit, and special compensation programs of FCB and its subsidiaries.

vi.	In consultation with the Chief Executive Officer, establish annual and long-term performance criteria and goals at the beginning of each year for the executive officers of FCB.

2.	Annually review and recommend for approval of the Board the amount of compensation to be paid to the outside directors. (The Board as a whole must approve compensation of directors.)

3.	Review and approve all employment agreements and any amendments thereto, change in control agreements, and severance agreements for executive officers of FCB and the executive officers of its subsidiaries. At least annually conduct reviews of all current employment agreements or other agreements subject to renewal, to determine if such renewals shall continue.

4.	Review, amend, and establish compensation policies and procedures for FCB and its wholly-owned subsidiaries. Any amendments or changes to a compensation policy or procedure, or the creation of a new compensation policy or procedure, shall be presented and submitted for ratification at the next Executive Committee or Board of Directors meeting.

5.	Annually review financial institution market data to assess FCB’s competitive position for each component of executive compensation by reviewing relevant market data from financial institution peer companies.

6.	In consultation with the Chief Executive Officer, ensure that FCB has adequate management succession.

7.	In consultation with FCB’s Chief Executive Officer, establish a general compensation approach and philosophy applicable, in general, to employees of FCB and its subsidiaries.

8.	Subject to items that require approval of FCB’s Board and/or shareholders, approve and administer FCB’s Stock Option Plans, as may be amended.

9.	Approve the Compensation Committee Annual Report for the Proxy Statement. The Annual Report shall summarize the compensation for FCB’s top five, most highly compensated executive officers and explain the relationship between executive officer compensation and FCB’s performance, as required by the Securities and Exchange Commission and generally accepted business practices.

10.	Conduct an annual performance evaluation of the Compensation Committee.

11.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Meetings – The Compensation Committee typically meets once a year, and also at such other times as called by the Chairman of the Compensation Committee when needed. The meetings can be held either in person or by teleconference. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business. The Secretary to the Compensation Committee shall record the minutes. Approval of any matter by a majority of members present at a meeting at which a quorum is present shall constitute approval of that matter by the Compensation Committee. The Compensation Committee may also act by written consent without a meeting. The Compensation Committee may form and delegate authority to a sub-committee(s) when appropriate; provided that any such sub-committee must be composed entirely of independent directors.

Agenda Items – The Chairman of the Committee shall prepare an agenda in advance for each Committee meeting.

The foregoing Compensation Committee Charter was approved by the Board of Directors at its meeting held on October 15, 2007.

Kay M. McAleer, Corporate Secretary

MEMBERS

OF THE COMPENSATION COMMITTEE

Robert M. Menke, Chairman

James Macaluso

David K. Meehan

REVOCABLE PROXY

FIRST COMMUNITY BANK CORPORATION OF AMERICA

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Kenneth P. Cherven and Robert M. Menke, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of First Community Bank Corporation of America (“First Community”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at our main office located at 9001 Belcher Road, Pinellas Park, Florida, 33782 on Monday, May 12th, 2008, at 5:00 p.m. local time and at any adjournments thereof.

The undersigned shareholder of First Community may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to First Community, delivering a duly executed Proxy bearing a later date to First Community, or by attending the Annual Meeting and voting in person.

THE FOLLOWING ITEMS ARE BEING ACTED UPON:

1. To set the number of Directors to serve on the Board for the ensuing year at eleven.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. The election of nine members of the Board of Directors. Note: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.	Brad Bishop Kenneth Delarbre Kenneth P. Cherven Kenneth Faliero Edwin C. Hussemann James Macaluso David K. Meehan Robert G. Menke Robert M. Menke	FOR ☐	AGAINST ☐

3. The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing items.	FOR ☐	AGAINST ☐	ABSTAIN ☐

At their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting, or at any adjournment thereof.

NOTE:	When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ITEMS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from First Community, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated April 4, 2008, the Report on Form 10-K for the year ended December 31, 2007.

Signature:
STICKER
Signature if held jointly:

Date:

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.